Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2018, relating to the consolidated financial statements and financial statement schedule of Valmont Industries, Inc., and the effectiveness of Valmont Industries, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Valmont Industries, Inc. for the year ended December 30, 2017.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 27, 2018